SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Definitive Information Statement

C2 GLOBAL TECHNOLOGIES INC.
(Name of Registrant As Specified In Charter)

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NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To Our Shareholders,

NOTICE IS HEREBY GIVEN to inform the shareholders of record of shares of Common Stock and Series N Preferred Stock (the “Voting Stock”), of C2 Global Technologies Inc. (the “Company,” “us,” or “our”) as of the close of business on December 6, 2010 (the “Record Date”), that our board of directors (the “Board of Directors”) adopted and recommended on November 11, 2010 and shareholders of shares of Voting Stock constituting a majority of the Company’s voting power as of the Record Date on December 10, 2010 voted in favor of resolutions which accomplished the following:

•
Approved the Articles of Amendment to our Amended and Restated Articles of Incorporation to be filed with the Secretary of State of the State of Florida to change the name of the Corporation to “Counsel RB Capital Inc.”

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all shareholders of Voting Stock on the Record Date pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing such shareholders of these corporate actions.

Our shareholders of Voting Stock of record as of the close of business on the Record Date are entitled to receive this Notice of Shareholder Action by Written Consent and the attached Information Statement. We are mailing the Information Statement on or about December 28, 2010 to such shareholders of record on the Record Date. The name change will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

Because the written consent of the shareholders of shares of Voting Stock constituting a majority of the Company’s voting power satisfies the applicable shareholder voting requirement of the Florida Business Corporation Act and our Amended and Restated Articles of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send us one.

By Order of the Board of Directors,

/s/ Stephen A. Weintraub
Stephen A. Weintraub
Chief Financial Officer and Corporate Secretary

Toronto, Ontario
December 28, 2010

C2 GLOBAL TECHNOLOGIES INC.

1 Toronto Street
Suite 700, P.O. Box 3
Toronto, ON M5C 2V6
(416) 866-3000

INFORMATION STATEMENT

This information statement (the “Information Statement”) is being furnished on or about December 28, 2010 (the “Mailing Date”) to all shareholders of record of Common Stock and Series N Preferred Stock  (the “Voting Stock”) of C2 Global Technologies Inc. (the “Company,” “us,” or “our”), in connection with resolutions of the board of directors of the Company (the “Board of Directors”) and the written consent of the shareholders of shares of Voting Stock constituting a majority of the Company’s voting power adopting a change of the name of the Company to “Counsel RB Capital Inc.” The name change was approved pursuant to the written consent of the shareholders of shares of Voting Stock constituting a majority of the Company’s voting power, dated as of December 10, 2010, and as reflected in the Company’s books and records as of such date. This Information Statement also refers to the approval of the Articles of Amendment to our Amended and Restated Articles of Incorporation (the “Amendment”) to effect the name change. The action to be taken pursuant to the written consent shall be made effective twenty (20) days after the initial mailing of this Information Statement. A copy of the Amendment is attached as Exhibit A to this Information Statement.

The Board of Directors approved the adoption of the name change on November 11, 2010, as it believes that such actions are in the best interests of the Company. Shareholder approval of the adoption of the name change and the Amendment was effected pursuant to Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) by a written consent dated December 10, 2010, and effective December 20, 2010, that was signed by the owners of 20,644,481 shares, or (90.8%) of our issued and outstanding Voting Stock on the Record Date (the “Consent”). As of December 6, 2010, we had outstanding 22,718,080 shares of Common Stock, each of which entitles its holder to one vote on each matter submitted to a vote of shareholders, and 592 shares of Series N Preferred Stock, each of which entitles its holder to 40 votes on each matter submitted to a vote of shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The name change and the Amendment are authorized by Section 607.0704 of the FBCA, which provides that the written consent of shareholders holding at least a majority of the voting power may be substituted for the vote of shareholders at a special or annual meeting. This Information Statement constitutes notice to each shareholder who has not consented in writing to the name change pursuant to Section 607.0704(3) of the FBCA. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the name change and the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Company decided to utilize the written consent of shareholders holding a majority of the voting power of the Company.

Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. This Information Statement is furnished only to inform shareholders of the Company of the above actions taken by written consent (i) in accordance with Section 607.0704(3) of the FBCA and (ii) before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of December 6, 2010, there were 22,718,080 shares of Common Stock and 592 shares of Series N Preferred Stock issued and outstanding.   Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders for a vote. Each share of Series N Preferred Stock entitles its holder to 40 votes. Notwithstanding the foregoing, however, because consenting shareholders of Voting Stock holding at least a majority of the Company’s voting power have voted in favor of the foregoing proposals by resolution, dated December 10, 2010, and have sufficient voting power to approve such proposals through their ownership of Voting Stock, no other shareholder consents will be solicited in connection with this Information Statement.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about December 28, 2010 to shareholders of record of Voting Stock as of the close of business on December 6, 2010 (the “Record Date”). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Voting Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of December 6, 2010 by: (i) each director; (ii) each of its named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock.  As of December 6, 2010, there were 22,718,080 shares of Common Stock and 592 shares of Series N Preferred Stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage of Common Stock Beneficially Owned
Allan C. Silber	300,000	(3)	1.3%
Hal B. Heaton	48,500	(4)	*	%
Henry Y.L. Toh	47,913	(4)	*	%
Samuel L. Shimer	45,000	(5)	*	%
David L. Turock	7,500	(4)	*	%
Stephen A. Weintraub	75,000	(6)	*	%
Counsel Corporation (“Counsel”) and subsidiaries 1 Toronto Street, Suite 700, P.O. Box 3 Toronto, Ontario M5C 2V6	20,644,481		90.9%
All Executive Officers and Directors as a Group (6 people)	523,913		2.3%

*	Indicates less than one percent

(1)
Unless otherwise noted, all listed shares of Common Stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them.  All addresses are c/o C2 Global Technologies Inc. unless otherwise indicated.

(2)
As to each person or entity named as beneficial owners, that person’s or entity’s percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days have been exercised or converted, as the case may be.

(3)
Represents shares of Common Stock issuable pursuant to options.  Mr. Silber is Chairman, Chief Executive Officer and President of Counsel, and a beneficial owner of approximately 7,755,877 shares or 12.1% of the outstanding Common Stock (11.0% of the outstanding voting shares) of Counsel.  Mr. Silber disclaims beneficial ownership of the shares of C2’s Common Stock beneficially owned by Counsel.

(4)	Represents shares of Common Stock issuable pursuant to options.

(5)
Represents shares of Common Stock issuable pursuant to options.  Mr. Shimer is a beneficial owner of 819,011 shares in Counsel, which represents a 1.3% beneficial ownership of Counsel. Mr. Shimer disclaims beneficial ownership of the shares of C2’s Common Stock beneficially owned by Counsel.

(6)
Represents shares of Common Stock issuable pursuant to options.  Mr. Weintraub is Executive Vice President, Secretary and Chief Financial Officer of Counsel and a beneficial owner of 466,901 shares in Counsel, which represents less than 1% beneficial ownership of Counsel.  Mr. Weintraub disclaims beneficial ownership of the shares of C2’s Common Stock beneficially owned by Counsel.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change of control of the registrant.

NAME CHANGE

General

The Board of Directors adopted and recommended on November 11, 2010, and shareholders of shares of Voting Stock constituting a majority of the Company’s voting power approved pursuant to the written consent dated as of December 10, 2010, and effective December 20, 2010, the name change to “Counsel RB Capital Inc.” and the Amendment. The Board of Directors approved the adoption of the name change and the Amendment because it believes the corporate actions are in the best interests of the Company and its shareholders.

Vote Required

The name change and the Amendment requires the approval by holders of shares of Voting Stock constituting a majority of the Company’s voting power who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our shareholders. Section 607.0704 of the FBCA provides that the written consent of shareholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. The Board of Directors fixed the close of business on December 6, 2010 as the record date for determining the shareholders entitled to vote upon and receive notice of the above noted action.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right of Appraisal

Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Florida law in connection with the name change.

Reason for Name Change

The name change to Counsel RB Capital Inc. will more closely identify the Company with its primary business, which consists of the acquisition and disposition of distressed and surplus assets throughout the United States and Canada through the Company’s subsidiary, Counsel RB Capital LLC.

Effective Date

The name change is expected to be made effective on or after January 17, 2011 when we will file the Articles of Amendment with the Florida Secretary of State.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal that is the subject of this Information Statement.

Exhibit A

ARTICLES OF AMENDMENT TO
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
C2 GLOBAL TECHNOLOGIES INC.

Pursuant to the Amended and Restated Articles of Incorporation of C2 Global Technologies Inc. (the “Corporation”) as amended (the “Articles of Incorporation”) and the provisions of Section 607.1003 of the Florida Business Corporation Act  (the “Act”), the Board of Directors recommended and the shareholders of the Corporation have approved the following amendment to the Articles of Incorporation:

1.           Article I of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

“Article I.      The name of the corporation is Counsel RB Capital Inc.”

2.           As permitted by Section 607.0704 of the Act, shareholder approval was obtained by written consent of shareholders holding a majority of the outstanding stock of the Corporation and without a meeting. A copy of such written consent is attached hereto and is being filed with this amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its authorized officer this ____ day of _________, 20__.

C2 GLOBAL TECHNOLOGIES INC.

By:
Stephen A. Weintraub
Chief Financial Officer and Corporate Secretary